Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-32296) pertaining to the Rent-A-Center, Inc. 401(k) Retirement Savings Plan,
(2)Registration Statement (Form S-8 No. 333-40958) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,

(3)Registration Statement (Form S-8 No. 333-62582) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,

(4)Registration Statement (Form S-8 No. 333-136615) pertaining to Rent-A-Center, Inc. 2006 Long-Term Incentive Plan,

(5)Registration Statement (Form S-8 No. 333-139792) pertaining to Rent-A-Center, Inc. 2006 Equity Incentive Plan,

(6)Registration Statement (Form S-8 No. 333-145121) pertaining to Rent-A-Center, Inc. Deferred Compensation Plan,

(7)Registration Statement (Form S-8 No. 333-171926) pertaining to Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees,

(8)Registration Statement (Form S-8 No. 333-211859) pertaining to Rent-A-Center, Inc. 2016 Long-Term Incentive Plan,

(9)Registration Statement (Form S-8 No.333-256927) pertaining to Rent-A-Center, Inc. 2021 Long-Term Incentive Plan

(10)Registration Statement (Form S-8 No. 333-272494) pertaining to Upbound Group, Inc. Amended 2021 Long-Term Incentive Plan; and

of our report dated February 25, 2025, with respect to the consolidated financial statements of Upbound Group, Inc. included in this Annual Report (Form 10-K) of Upbound Group, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Dallas, Texas
February 23, 2026